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                                                                      EXHIBIT 32

                                  CERTIFICATION

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of the Company (the "Company") that the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 30, 2006                     By: /s/ O. Leonard Dorminey
                                             ----------------------------
                                         O. Leonard Dorminey
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

Date: March 30, 2006                     By:  /s/ Tammy W. Burdette
                                             ----------------------------
                                             Tammy W. Burdette
                                             Executive Vice President and
                                               Chief Financial Officer
                                             (Principal Financial and Accounting
                                              Officer)